UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Bank of America Corporation

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Bank of America Corporation Overview of Responsible Growth, Corporate Governance and Executive Compensation Practices, and Human Capital and ESG Initiatives 2020 Annual Meeting of Shareholders: Additional Soliciting MaterialsBank of America Corporation Overview of Responsible Growth, Corporate Governance and Executive Compensation Practices, and Human Capital and ESG Initiatives 2020 Annual Meeting of Shareholders: Additional Soliciting Materials

What would you like the power to do? At Bank of America, we ask this question every day of all those we serve. It is at the core of how we live our values, deliver our purpose, and achieve responsible growth. Our values Our purpose Responsible growth Eight lines of business • Deliver together • To help make financial • We must grow and win in the • Serving the core financial lives better, through the market – no excuses needs of people, • Act responsibly power of every companies and • We must grow with our • Realize the power connection institutional investors customer-focused strategy of our people through eight lines of • We must grow within our risk business • Trust the team framework • We must grow in a sustainable manner 2What would you like the power to do? At Bank of America, we ask this question every day of all those we serve. It is at the core of how we live our values, deliver our purpose, and achieve responsible growth. Our values Our purpose Responsible growth Eight lines of business • Deliver together • To help make financial • We must grow and win in the • Serving the core financial lives better, through the market – no excuses needs of people, • Act responsibly power of every companies and • We must grow with our • Realize the power connection institutional investors customer-focused strategy of our people through eight lines of • We must grow within our risk business • Trust the team framework • We must grow in a sustainable manner 2

Executive Summary • Our focus on Responsible Growth is delivering strong, consistent, high-quality results. We deliver on Responsible Growth by serving our clients with the best capabilities, investing in our teammates and our communities, and helping address important societal priorities • Our Board is comprised of highly-engaged members whose independence, expertise, experience, and diversity provide effective oversight of our business and long-term strategy • Our governance and human capital management practices are subject to ongoing review for alignment with shareholder interests and feedback • Our executive compensation program promotes Responsible Growth and encourages sustainable long-term focus by paying for performance and maintaining alignment with our risk framework and shareholders’ interests • Sustainable Responsible Growth means we share our success, including through our focus on environmental, social, and governance (ESG) leadership; we invest in our talent and capabilities by focusing on continuous improvement through operational excellence; and we focus on the resources and benefits needed to be a great place to work for our employees Our Board recommends voting for all management proposals and against all shareholder proposals 3Executive Summary • Our focus on Responsible Growth is delivering strong, consistent, high-quality results. We deliver on Responsible Growth by serving our clients with the best capabilities, investing in our teammates and our communities, and helping address important societal priorities • Our Board is comprised of highly-engaged members whose independence, expertise, experience, and diversity provide effective oversight of our business and long-term strategy • Our governance and human capital management practices are subject to ongoing review for alignment with shareholder interests and feedback • Our executive compensation program promotes Responsible Growth and encourages sustainable long-term focus by paying for performance and maintaining alignment with our risk framework and shareholders’ interests • Sustainable Responsible Growth means we share our success, including through our focus on environmental, social, and governance (ESG) leadership; we invest in our talent and capabilities by focusing on continuous improvement through operational excellence; and we focus on the resources and benefits needed to be a great place to work for our employees Our Board recommends voting for all management proposals and against all shareholder proposals 3

Continued dedication to Responsible Growth drove strong results in 2019

2019 Net Income	2019 Revenue[2]	2019 Earnings per share	2019 Noninterest expense
$27.4 billion $29.1 billion excluding 3Q impairment charge[1]	$91.2 billion	↑ 5% from 2018 ↑ 12% excluding 3Q impairment charge[1]	↑ 3% from 2018 ↓ 1% excluding 3Q impairment charge[1]

2019 Performance Highlights:

- **Net income of $27.4 billion, or $2.75 per fully diluted share,** compared with $28.1 billion and $2.61 per diluted share in 2018. **Excluding 3Q impairment charge, net income for 2019 was $29.1 billion, or $2.93 per fully diluted share**[1]
- **In 2019, book value per share increased to $27.32;** tangible book value per share increased to $19.41[1]
- **Net charge-off ratios remained near historic lows**
- **Noninterest expense of $54.9 billion;** $52.8 billion excluding the third quarter 2019 impairment charge, continuing our focus on operating cost controls while increasing minimum hourly wage[1]
- **Common equity tier 1 ratio of 11.2%** remained well above our 9.5% regulatory requirement
- **Business referrals increased 10.9% to 7.8 million** due to continued focus on customer-driven strategy
- **Returned $34 billion in capital to shareholders** through common dividends and share repurchases while investing in our company, our employees, and the communities we live and work in across the globe



1-Year TSR
46.2%
39.9%
35.6%
21.3%
31.5%
3-Year TSR
68.6%
31.1%
30.8%
11.5%
53.1%
5-Year TSR
114.1%
60.5%
58.3%
21.9%
73.8%
Bank of America
Primary Competitor Group
U.S G-SIB average
All G-SIB average
S&P 500 Index

[1] Represents a financial measure which is not a generally accepted accounting principle (GAAP) financial measure. See Appendix A for a reconciliation of GAAP and non-GAAP financial measures.

[2] We report our results of operations, including total revenue, for each business segment and All Other (consists of asset and liability management activities, equity investments, non-core mortgage loans and servicing activities, liquidating businesses and certain expenses not otherwise allocated to a business segment) on a fully-taxable equivalent (FTE) basis. Our total revenue on an FTE basis was $91,840 million for 2019, which is a non-GAAP financial measure. FTE basis adjustments was $596 million in 2019. See Appendix A for more information.

4

Continued progress in driving financial performance[1]

Diluted Earnings per Share



$0.27
$0.39
$0.47
$0.70
$0.74
YoY
+6%
4Q15
4Q16
4Q17
4Q18
4Q19

Net Income ($B)



$3.3
$4.5
$5.3
$7.3
$7.0
YoY
(4%)
4Q15
4Q16
4Q17
4Q18
4Q19

Average Diluted Shares Outstanding (B)



YoY
(9%)
11.2
11.0
10.6
10.0
9.1
4Q15
4Q16
4Q17
4Q18
4Q19

Expenses ($B) and Efficiency Ratio



$14.0
$13.4
$13.2
$13.1
$13.2
YoY
+1%
71%
67%
62%
58%
59%
4Q15
4Q16
4Q17
4Q18
4Q19
Expenses
Efficiency Ratio

[1] 4Q17 results adjusted to exclude the impact of the Tax Cuts and Jobs Act (Tax Act), which represent non-GAAP financial measures. The Tax Act reduced 2017 net income by $2.9 billion, or $0.27 per diluted common share, which included a $0.9 billion pretax charge in other noninterest income, predominantly related to the revaluation of certain tax-advantaged energy investments, as well as $1.9 billion of tax expense principally associated with the revaluation of certain deferred tax assets and liabilities. Reported 4Q17 net income, diluted earnings per share and efficiency ratio were $2.4B, $0.20 and 65%, respectively. For important presentation information see Appendix A.

5

Deploying capital and driving Responsible Growth for long-term sustainability

Community

$5B in community development lending for affordable housing

$250MM philanthropic contributions

2MM volunteer hours

Associates

Committed to **$20** per hour minimum wage in 1Q20

Three years of special compensation awards totaling over **$1.6B**

Environment

$125B 10-year environmental business initiative goal achieved **six years early**

Additional **$300B** capital commitment **by 2030**

Lending

$39B of additional average loans outstanding to clients

$694B of capital raised for clients globally

Infrastructure & Innovation

$1.7B capital investments in office space and new and renovated financial centers

$3B annual technology initiative spending

Capital Return

Returned **$34B** to common shareholders via share buybacks of **$28B** and dividends of **$6B**

6

Directors provide the right skills and experience to oversee our business and strategy

Our directors represent a diverse range of qualifications and skills:

16 **Audit/Financial Reporting,** enabling our directors to oversee our company's audit function and preparation of financial statements

13 **Consumer, Corporate, Investment Businesses; Business Development, and Marketing,** giving our directors experience across our business and its development

4 **Cybersecurity, Technology, and Information Security,** enabling our directors to oversee management's efforts to maintain our customers' trust and protect their security information

12 **Environmental, Social, and Governance (ESG),** which gives our directors insight into how these principles define how we deliver Responsible Growth

16 **Experience in Complex, Highly Regulated Businesses; Government, Public Policy, and Regulatory Affairs,** enabling our directors to have a better understanding of the many factors involved in operating our business and insight into the key role of regulatory issues and government affairs in our business

8 **Financial Services Experience,** providing our directors with deep insight into key issues affecting our company and industry

13 **Global Perspective,** giving our directors insight into the many factors involved in overseeing management of our company's global footprint

12 **Human Capital Management and Succession Planning,** providing our directors with insight into our focus on robust talent development and our commitment to being a great place to work

10 **Public Company Board Service and Corporate Governance,** enabling directors to use their knowledge of public company governance issues and policies to enhance our Board practices

16 **Risk Management,** giving our directors the ability to oversee management in its comprehensive and rigorous approach to risk management

17 **Strategic Planning,** which enables our directors to oversee management's development and implementation of strategic priorities

Directors provide independent oversight:



16/17 are independent

Directors represent a range of tenures, with an average of 6.4 years:


4
5
8
0 - 5 years
> 5 - 10 years
10+ years

Calculated by full years of completed service based on date of initial election as of our annual meeting date.

Directors are ethnically and gender diverse:


Women directors
6
African-American directors
2
Hispanic director
1
47%
diverse

7

Denise Ramos named to the Board of Directors Ms. Ramos was appointed to Bank of America’s Board of Directors on July 25, 2019 She serves on the Audit Committee and the Compensation and Human Capital Committee • Ms. Ramos’s role as former Chief Executive Officer of ITT Inc. (ITT) enables her to bring senior leadership experience and an executive’s perspective to our Board • Ms. Ramos has held leadership positions in multiple industries – engineering, Arnold W. Donald aerospace and technology, energy, and sustainability – which brings additional diversity to our Board • Further, with her service as Chief Financial Officer at ITT, Furniture Brands International, and the U.S. KFC division of Yum! Brands, Ms. Ramos’s background provides her with financial expertise and extensive strategic planning experience Denise L. Ramos • Ms. Ramos’s public company board service provides her with experience in governance and insight into key issues facing public corporations Former CEO, President, and Director of ITT Inc. • Ms. Ramos has been appointed to the Audit Committee and the Compensation and Human Capital Committee of our Board • Ms. Ramos is our sixth female director, bringing female representation to 35% of our Board 8Denise Ramos named to the Board of Directors Ms. Ramos was appointed to Bank of America’s Board of Directors on July 25, 2019 She serves on the Audit Committee and the Compensation and Human Capital Committee • Ms. Ramos’s role as former Chief Executive Officer of ITT Inc. (ITT) enables her to bring senior leadership experience and an executive’s perspective to our Board • Ms. Ramos has held leadership positions in multiple industries – engineering, Arnold W. Donald aerospace and technology, energy, and sustainability – which brings additional diversity to our Board • Further, with her service as Chief Financial Officer at ITT, Furniture Brands International, and the U.S. KFC division of Yum! Brands, Ms. Ramos’s background provides her with financial expertise and extensive strategic planning experience Denise L. Ramos • Ms. Ramos’s public company board service provides her with experience in governance and insight into key issues facing public corporations Former CEO, President, and Director of ITT Inc. • Ms. Ramos has been appointed to the Audit Committee and the Compensation and Human Capital Committee of our Board • Ms. Ramos is our sixth female director, bringing female representation to 35% of our Board 8

Lead Independent Director with robust and well-defined responsibilities See page 19 of our 2020 Proxy Statement for the Jack Bovender well-defined duties of our Lead Independent Director Highly engaged Lead Independent Director • Regularly speaks with our CEO and holds bi-weekly calls to discuss Board meeting agendas and discussion topics, schedules, and other Board governance matters • Speaks with each independent Board member at least quarterly to receive input on Board agendas, Board planning matters, and related topics of management oversight • Holds quarterly calls with our primary bank regulators • Attends meetings of all Board committees • Meets at least quarterly with management members including officers responsible for enterprise and operational risk, and human resources • Plays a leading role in our shareholder engagement process; in 2019 and in early 2020, Mr. Bovender met with many of our largest shareholders, often in person, and in aggregate, personally met with investors who own approximately 28% or 2.4 billion of all outstanding shares Board leadership succession planning • Mr. Bovender turns 75 prior to our 2021 annual meeting of shareholders • Our Corporate Governance Guidelines provide that an individual who is 75 generally should not be nominated for election to the Board • Our Corporate Governance, ESG, and Sustainability Committee has a process for implementing an orderly independent director leadership transition for our Lead Independent Director; the Committee has devoted and is expected to continue to devote considerable time and attention to succession planning for the Lead Independent Director role in consideration of Mr. Bovender’s anticipated retirement 9Lead Independent Director with robust and well-defined responsibilities See page 19 of our 2020 Proxy Statement for the Jack Bovender well-defined duties of our Lead Independent Director Highly engaged Lead Independent Director • Regularly speaks with our CEO and holds bi-weekly calls to discuss Board meeting agendas and discussion topics, schedules, and other Board governance matters • Speaks with each independent Board member at least quarterly to receive input on Board agendas, Board planning matters, and related topics of management oversight • Holds quarterly calls with our primary bank regulators • Attends meetings of all Board committees • Meets at least quarterly with management members including officers responsible for enterprise and operational risk, and human resources • Plays a leading role in our shareholder engagement process; in 2019 and in early 2020, Mr. Bovender met with many of our largest shareholders, often in person, and in aggregate, personally met with investors who own approximately 28% or 2.4 billion of all outstanding shares Board leadership succession planning • Mr. Bovender turns 75 prior to our 2021 annual meeting of shareholders • Our Corporate Governance Guidelines provide that an individual who is 75 generally should not be nominated for election to the Board • Our Corporate Governance, ESG, and Sustainability Committee has a process for implementing an orderly independent director leadership transition for our Lead Independent Director; the Committee has devoted and is expected to continue to devote considerable time and attention to succession planning for the Lead Independent Director role in consideration of Mr. Bovender’s anticipated retirement 9

Leading governance practices continue to strengthen our Board's effectiveness

Active independent oversight

- **Lead Independent Director's robust and well-defined duties** are set forth in our Corporate Governance Guidelines; they extend beyond those of a traditional lead director
- **Independent directors**, including the Lead Independent Director, and chairs of the Board's committees, **meet directly with our company's primary regulators**
- **Independent directors meet privately in executive session** without our Chairman and CEO or other management present at each regularly scheduled Board meeting, and **held 14 such sessions in 2019**
- **Board formally reviews CEO and senior management succession and development plans at least twice annually**, and assesses candidates during Board and committee meetings and in less formal settings
- **Independent directors conduct the CEO's annual performance review** and set CEO compensation

Enhanced director succession planning & recruitment

- **Board is committed to orderly succession planning, regular renewal and refreshment, and diversity of thought and experience**
- Board thoughtfulness in this area has resulted in an **experienced, diverse group of nominees**
- **Board has a deliberate process to assess candidates and nominees,** including review of independence, diversity, skills, experience, service on other boards, other time commitments, and any potential conflicts
- **Rigorous director on-boarding and director education processes** complement this enhanced recruitment process
- **Formal Lead Independent Director and Chairman emergency succession policy** is part of overall Board leadership succession planning

Year-round self-evaluations

- **Board and committees conduct intensive and intertwined self-evaluations –** directors provide feedback on Board effectiveness, with emphasis on areas including Board composition, focus, culture, and process
- **Lead Independent Director speaks individually** with each Board member at least quarterly
- **Directors routinely request presentations on topics of interest**, such as strategy, competitors, cybersecurity, and risks
- **Confirm the appropriate mix of Board skills** to oversee the execution of our strategy and drive Responsible Growth
- **Regular Board assessment of optimal leadership structure**
- **Board receives shareholder feedback on our governance practices** through extensive, year-round outreach

10

Governance and compensation practices informed by shareholder feedback

Governance and compensation practices reflect ongoing Board review of best practices and shareholder input

What We Do

- ✓ Strong, well-defined Lead Independent Director role; formal Lead Independent Director (or Chairman, if independent) emergency succession policy
- ✓ Right to proxy access at a 3%/3 year ownership threshold
- ✓ Right to call special meeting at 10% ownership threshold
- ✓ Provided more clarity and transparency on Board committee-level oversight of human capital management, ESG, and sustainability matters by changing the names of the Board's Compensation and Human Capital Committee and Corporate Governance, ESG, and Sustainability Committee in early 2020
- ✓ Robust stock ownership and retention requirements
- ✓ Apply clawback features to all executive officer variable pay and maintain Incentive Compensation Forfeiture & Recoupment Disclosure Policy
- ✓ Review feedback from independent control functions in performance evaluations and compensation decisions
- ✓ Prohibition on hedging and speculative trading of company securities by directors and executive officers

What We Don't Do

- ✗ Discounting, reloading, or repricing stock options without shareholder approval
- ✗ Severance or change-in-control agreements for executive officers
- ✗ Multi-year guaranteed incentive awards
- ✗ Excessive severance benefits to our executive officers (*i.e.*, not exceeding two times salary and bonus without shareholder approval)
- ✗ Accrual of additional retirement benefits under any supplemental executive retirement plans
- ✗ Excise tax gross-ups upon change-in-control
- ✗ Single-trigger vesting of equity-based awards upon change-in-control
- ✗ Adjust PRSU results for the impact of litigation, fines, and penalties, or impairment charges

11

Executive compensation program aligns pay and performance Comprehensive Performance Evaluation Independent Review and Approval Pay for performance and Compensation and Human Capital Full year assessment of financial Scorecard assessment of performance Committee review, assess, and Independent compensation consultant risk management results and executive contributions to against the pillars of Responsible recommend compensation to the informs deliberations philosophy performance Growth 1 independent directors Compensation Elements 2019 CEO Pay Mix Base Salary• Reflects job scope, experience, and comparable positions 94.3% Cash-Settled Restricted Stock Units (CRSUs) variable pay For CEO• Tracks stock price performance over 1-year directly links to company Annual vesting period Base performance Incentive Salary Annual Cash Incentive For all other CRSUs 47.2% • Company and individual performance measured NEOs 28.3% linked to 3-yr performance over applicable performance year PRSUs against key metrics 47.2% (TBV and ROA) Time-based Restricted Stock Units (TRSUs) TRSUs • Aligned with sustained longer-term stock price performance; 50% 18.9% vest ratably over 3 years of shares earned must be held • 50% of net after tax shares must be held until retirement through 1-yr post-retirement (+1 year for CEO) (net of taxes) Performance Restricted Stock Units (RSUs) • PRSU standards are meaningful and aligned with strong company • PRSUs are “re-earned” (up to a maximum of 100%) by achieving results future performance and are forfeited if results are below Deferred • Following two consecutive years of increasing PRSU ROA standards, minimum targets Incentive the Committee did not change standards for 2019 awards • Performance metrics (50/50 weighting): average ROA and • PRSU results are not adjusted for the impact of litigation, fines, and average Growth in Adjusted Tangible Book Value (TBV) penalties, or impairment charges • 3-year performance period • PRSUs that have completed their performance periods since the • Encourage sustained earnings during the performance period; awards were introduced in 2011 have ranged in payouts, illustrating future adverse performance below standards will decrease the that pay is aligned with performance. 3 of the 7 awards earned amount paid, and no PRSUs will be re-earned if results are below 100% and 5 of the 7 earned below their maximum below the minimum standards • Maximum payout opportunity is 100% for all outstanding awards • 50% of net after tax shares earned must be held until retirement (+1 year for CEO) 12 1. CEO compensation requires approval from all independent directors; compensation for other NEOs is approved by the CommitteeExecutive compensation program aligns pay and performance Comprehensive Performance Evaluation Independent Review and Approval Pay for performance and Compensation and Human Capital Full year assessment of financial Scorecard assessment of performance Committee review, assess, and Independent compensation consultant risk management results and executive contributions to against the pillars of Responsible recommend compensation to the informs deliberations philosophy performance Growth 1 independent directors Compensation Elements 2019 CEO Pay Mix Base Salary• Reflects job scope, experience, and comparable positions 94.3% Cash-Settled Restricted Stock Units (CRSUs) variable pay For CEO• Tracks stock price performance over 1-year directly links to company Annual vesting period Base performance Incentive Salary Annual Cash Incentive For all other CRSUs 47.2% • Company and individual performance measured NEOs 28.3% linked to 3-yr performance over applicable performance year PRSUs against key metrics 47.2% (TBV and ROA) Time-based Restricted Stock Units (TRSUs) TRSUs • Aligned with sustained longer-term stock price performance; 50% 18.9% vest ratably over 3 years of shares earned must be held • 50% of net after tax shares must be held until retirement through 1-yr post-retirement (+1 year for CEO) (net of taxes) Performance Restricted Stock Units (RSUs) • PRSU standards are meaningful and aligned with strong company • PRSUs are “re-earned” (up to a maximum of 100%) by achieving results future performance and are forfeited if results are below Deferred • Following two consecutive years of increasing PRSU ROA standards, minimum targets Incentive the Committee did not change standards for 2019 awards • Performance metrics (50/50 weighting): average ROA and • PRSU results are not adjusted for the impact of litigation, fines, and average Growth in Adjusted Tangible Book Value (TBV) penalties, or impairment charges • 3-year performance period • PRSUs that have completed their performance periods since the • Encourage sustained earnings during the performance period; awards were introduced in 2011 have ranged in payouts, illustrating future adverse performance below standards will decrease the that pay is aligned with performance. 3 of the 7 awards earned amount paid, and no PRSUs will be re-earned if results are below 100% and 5 of the 7 earned below their maximum below the minimum standards • Maximum payout opportunity is 100% for all outstanding awards • 50% of net after tax shares earned must be held until retirement (+1 year for CEO) 12 1. CEO compensation requires approval from all independent directors; compensation for other NEOs is approved by the Committee

Our people are the foundation for Responsible Growth

We believe that achieving strong operating results—the right way—starts with our employees. Our diversity makes us stronger, and the value we deliver as a company is strengthened when we bring broad perspectives together to meet the needs of our diverse stakeholders.

Our Focus on Equal Pay for Equal Work



Over
50%

of our management team are women or people of color



Over
50%

of our global workforce are women



Over
45%

of our U.S.-based workforce are people of color

Global & U.S. Diversity

Top 3 Levels of Management



33%
42%
15%
18%
Women
People of Color
2015
2018

Managers



42%
41%
32%
37%
Women
People of Color
2015
2018

Full Time Campus



32%
41%
36%
48%
Women
People of Color
2009
2018

U.S. Diversity

Executive/Senior Level Officials & Managers



32%
33%
15%
18%
Women
People of Color
2015
2018

First/Mid-Level Officials & Managers



49%
49%
33%
36%
Women
People of Color
2015
2018

Being a Great Place to Work Report may be found at our Annual Meeting website: https://about.bankofamerica.com/annualmeeting

(Information contained on our website is not incorporated by reference)

- Our company compensates our employees fairly and equitably, with **equal pay for equal work**, regardless of race or gender
- We **maintain robust policies and practices** and have had a rigorous process and analysis from outside experts in place for over a decade
- In 2019, we **continued to enhance our efforts to compensate our employees fairly and equitably**. We expanded our review of total compensation from our regional hubs (U.S., U.K., France, Ireland, Hong Kong, Singapore) to include India
- Results show that **compensation received by women is on average greater than 99%** of that received by men and that in the U.S., compensation received by **people of color is on average greater than 99%** of that received by all other employees

13

Our people are the foundation for Responsible Growth (continued)

We give our employees the support they need so they are able to make a genuine impact and contribute to sustainable growth of our business and the communities we serve

We deliver on our promise of being a great place to work by:

- Being an inclusive workplace for our employees around the world
- Creating opportunities for employees to grow and develop
- Recognizing and rewarding performance
- Supporting employees' physical, emotional and financial wellness

Industry leader in employee survey participation and recent **engagement** scores at the **highest** levels in company history

Provide 401(k) contributions of up to **5% of eligible pay after one year of service,** plus 2% or 3% in annual company contributions

Provide **16 weeks** of paid maternity, paternity, and adoption leave to allow time for new parents to spend with their child and **20 days** of paid bereavement leave to mourn the loss of partner/spouse or a child

For U.S. employees making less than $50,000 in compensation, we **reduced** annual family coverage **medical premiums by 50%** in 2011 and have kept those premiums flat since 2012

Our **Life Event Services** group provides **personalized support** for employees and their families at moments that matter the most

Helped more than **17K** employees find new roles within the company in 2018. More than **86%** of eligible managers participated in manager development training in 2018

Since 2018, we have **hired** more than **8,000 employees from low- and moderate-income neighborhoods** through our Pathways program – over 80% of our 10,000 commitment by 2023

Industry leader in establishing internal minimum rate of pay for our U.S. hourly employees. During the first quarter of 2020, we will **increase our U.S. minimum hourly rate of pay to $20**, more than one year earlier than originally planned

In 2019, approximately **95% of our employees** across the globe shared in our success by receiving **special compensation** awards. We are a leader in providing this type of award for three consecutive years and have **invested $1.6B** in these awards over the time period

Regularly benchmark compensation against other companies, both within and outside our industry, to confirm our **pay is competitive** with comparable roles in the market

11 Employee Networks with over 300 chapters and **160,000 memberships**

In 2019, The Academy **invested in the careers** of over **40,000 Consumer & Small Business employees** and our advisors in Merrill by learning about their professional interests, showing them potential career paths, and exposing them to opportunities in other lines of business

14

Making a global impact by deploying capital and driving Responsible Growth for long-term sustainability

As a global financial institution, we recognize that we play a critical role in accelerating the deployment of capital to address the 17 United Nations Sustainable Development Goals (SDGs). Our enterprise-wide focus on sustainable finance taps the power and scale of the capital markets to deliver on both profitability and progress.

Sustainable Finance and ESG Highlights

Environment

Environmental Business Commitment: Since 2007, deployed $158 billion and will direct an additional $300 billion to low-carbon, sustainable business activities over the next 10 years

Green bonds: Underwrote more than $49 billion on behalf of more than 100 clients since 2007. We are the first U.S. financial institution to issue five corporate green bonds

Blended Finance Catalyst Pool: Launched a $60 million Blended Finance Catalyst Pool to support deals focused on energy access, affordable housing, water and sanitation access, and climate resiliency UN Sustainably Development Goals

Carbon neutrality: Achieved carbon neutrality, pending third party validation, by reducing Scope 1 and 2 emissions from our facilities, purchasing 100% renewable electricity, and buying carbon credits for our remaining unavoidable emissions

Social

Community Development Financial Institutions (CDFIs): We originated more than $325 million in loans as part of our more than $1.5 billion investment in 255 CDFIs, also known as local loan centers

Community Development Banking: Provided a record $4.9 billion in loans, tax credit equity investments and other real estate development solutions, and deployed $3.1 billion in debt commitments and $1.8 billion in investments to help build strong, sustainable communities

Military hiring goal: Surpassed our five-year goal to hire 10,000 veterans, National Guard, and reservists

Philanthropy: In 2019, we delivered approximately $250 million in philanthropic investments to drive economic mobility and social progress in the communities we serve from the Bank of America Charitable Foundation

Governance

Global ESG Committee: ESG Committee meets regularly to discuss issues central to our ESG approach and engage in dialogue on social and environmental issues that are material to the business, with regular updates to our Board

Risk Governance Structure: Our Board provides objective, independent oversight of risk, and oversees senior management's development of our Risk Framework, our Risk Appetite Statement, and our capital, strategic, and financial operating plans

National Community Advisory Council (NCAC): In 2005, we founded our NCAC, a forum made up of senior leaders from social justice, consumer advocacy, community development, environmental, research, and other advocacy organizations who provide external perspectives, guidance and feedback on our business policies, practices and products

15

Recognition for our Responsible Growth

We are honored to be recognized by organizations and media around the world for our ESG commitments and initiatives and for our efforts to be a great place to work.

Fortune
100 Best Companies to Work For (2019)
Best Big Companies to Work For (2019)
Best Workplaces for Women (2019)
Best Workplaces in Financial Services & Insurance (2019)
Best Workplaces for Diversity (2019)
Best Workplaces for Parents (2019)
Best Workplaces for Giving Back (2018)
Change the World (2019) *named the top global bank*

Euromoney
World's Best Bank for Diversity and Inclusion (2019)
World's Best Bank (2018)
World's Best Bank for Corporate Social Responsibility (2017)
Asia's Best Bank for Corporate Social Responsibility (2019)

LinkedIn
50 Top Companies in the U.S. (2019)

Working Mother
100 Best Companies (*31 consecutive years*)
Best Companies for Multicultural Women (2019)
Best Companies for Dads (2019)

Barron's
100 Most Sustainable Companies (2020)

U.S. Environmental Protection Agency
EPA Green Power Leadership Award for Excellence in Green Power (2019)

The Banker
Most Innovative Investment Bank of the Year for Corporate Social Responsibility (2019)

Climate Leadership Awards
Innovative Partnership Certificate (2019)

Investing in Women Initiative
Catalyst Award Winner (2019)

Forbes
World's Best Employers (2019)

Bloomberg
Sector-Neutral Gender-Equality Index (2019)
Financial Services Gender-Equality Index (2017)

RateMyPlacement
100 Undergraduate Employers (2019-2020)

PEOPLE Magazine
Companies that Care (2019)

AnitaB.org
Top Companies for Women Technologists (2019)

Diversity MBA Magazine
50 Out Front: Best Places for Women & Diverse Managers to Work (2019)

JUST Capital
America's Most JUST Companies (2019)

Military Times
Best for Vets: Employers (2019)

Stonewall
UK Workplace Equality Index (2019)

Fatherly
50 Best Places to Work for New Dads (2018)

American Council on Renewable Energy (ACORE)
Renewable Energy Leadership Award (2019)

Dow Jones Sustainability Index
World Index (top 10% of banks) (2019)
North America Index (top 20% of banks) (2019)

Equileap
U.S. and Global Gender Equality Reports (2019) *named the leading company in U.S. for gender equality*

Black Enterprise
50 Best Companies for Diversity (2018)

Dave Thomas Foundation for Adoption
100 Best Adoption-Friendly Workplace (2019)

Disability:IN
Global Employer of the Year (2019)

National Association of Asian American Professionals
Milestone Honor Award (Asian Leadership Network, 2016)

Global Finance Magazine
Best Bank in the World (2019)

LATINA Style
Top 50 Best Companies for Latinas to Work for in the U.S. (20 consecutive years)
Top 12 Companies of the Year (2019)
Top 12 Employee Resource Groups of the Year (Hispanic-Latino Organization for Leadership & Advancement, 2019)

National Association for Female Executives
Top Companies for Executive Women (12 years)

PR News
CSR Award for Employee Relations (2019)

CDP
A list (2019) *named for the ninth year*
Supplier Engagement Leaderboard (2019)

Center for Political Accountability
Trendsetter on CPA-Zicklin Index of Corporate Political Disclosure and Accountability (2016-2019)

16

Our Board requests your support for the following proposals at our 2020 Annual Meeting of Shareholders No. 1 – FOR Election of 17 Directors • Our Board regularly reviews its composition through thoughtful evaluation, and has continually enhanced the director recruitment, selection, and succession planning process • Our nominees bring deep and diverse experience, and their mix of attributes strengthens effective and independent oversight of our company’s businesses, our industry’s operating environment, and our company’s long-term strategy No. 2 – FOR Advisory “Say on Pay” Vote • Our compensation program pays for performance over the long-term, as well as on an annual basis • Compensation considerations promote Responsible Growth and align executives with shareholder interests • Comprehensive performance evaluation based on multi-faceted performance assessment ensures that incentive compensation decisions reflect risk management and pay for performance philosophy No. 3 – FOR Ratifying the Appointment of our Independent Registered Public Accounting Firm for 2020 • Our Audit Committee has appointed PwC as our independent registered public accounting firm for 2020 • Our Board is seeking shareholders’ ratification of PwC’s appointment 17Our Board requests your support for the following proposals at our 2020 Annual Meeting of Shareholders No. 1 – FOR Election of 17 Directors • Our Board regularly reviews its composition through thoughtful evaluation, and has continually enhanced the director recruitment, selection, and succession planning process • Our nominees bring deep and diverse experience, and their mix of attributes strengthens effective and independent oversight of our company’s businesses, our industry’s operating environment, and our company’s long-term strategy No. 2 – FOR Advisory “Say on Pay” Vote • Our compensation program pays for performance over the long-term, as well as on an annual basis • Compensation considerations promote Responsible Growth and align executives with shareholder interests • Comprehensive performance evaluation based on multi-faceted performance assessment ensures that incentive compensation decisions reflect risk management and pay for performance philosophy No. 3 – FOR Ratifying the Appointment of our Independent Registered Public Accounting Firm for 2020 • Our Audit Committee has appointed PwC as our independent registered public accounting firm for 2020 • Our Board is seeking shareholders’ ratification of PwC’s appointment 17

Our Board recommends a vote against the following shareholder proposals No. 4 – AGAINST Make Shareholder Proxy Access More Accessible • Our existing proxy access Bylaw strikes the appropriate balance between promoting shareholder rights and protecting the interests of all our shareholders; • Our Bylaw’s limit on the size of a proxy access nominating group is in line with market practice, with the vast majority of companies that allow proxy access having imposed the same or a more restrictive limit; and • We have strong corporate governance policies and procedures that empower our shareholders and enable shareholders to provide on-going feedback to our Board. No. 5 – AGAINST Adopt a New Shareholder Right - Written Consent • Matters requiring shareholder approval should be presented to, and voted on, by all shareholders; • Shareholders owning 10% of our common shares already have the meaningful ability to call a special meeting of shareholders outside of the annual meeting cycle, and shareholders owning 3% of our common shares already have the ability to nominate a candidate for election to our Board through our proxy access Bylaw provision; and • Through our robust shareholder outreach and engagement program, our shareholders have multiple opportunities to provide on-going and constructive feedback to company management and our Board. 18Our Board recommends a vote against the following shareholder proposals No. 4 – AGAINST Make Shareholder Proxy Access More Accessible • Our existing proxy access Bylaw strikes the appropriate balance between promoting shareholder rights and protecting the interests of all our shareholders; • Our Bylaw’s limit on the size of a proxy access nominating group is in line with market practice, with the vast majority of companies that allow proxy access having imposed the same or a more restrictive limit; and • We have strong corporate governance policies and procedures that empower our shareholders and enable shareholders to provide on-going feedback to our Board. No. 5 – AGAINST Adopt a New Shareholder Right - Written Consent • Matters requiring shareholder approval should be presented to, and voted on, by all shareholders; • Shareholders owning 10% of our common shares already have the meaningful ability to call a special meeting of shareholders outside of the annual meeting cycle, and shareholders owning 3% of our common shares already have the ability to nominate a candidate for election to our Board through our proxy access Bylaw provision; and • Through our robust shareholder outreach and engagement program, our shareholders have multiple opportunities to provide on-going and constructive feedback to company management and our Board. 18

Our Board recommends a vote against the following shareholder proposals (continued) No. 6 – AGAINST Report Concerning Gender/Racial Pay Equity • Our company is committed to equal pay for equal work. Through our longstanding practices, we compensate all our employees fairly and equitably, with equal pay for equal work, regardless of race or gender. o We maintain robust policies and practices reinforcing our commitment, including analyses and reviews with oversight from our senior management and our Board o Outside experts also examine employee pay before year-end compensation decisions are finalized, and we adjust compensation where appropriate o We publicly disclose our gender and racial pay ratios and have done so for the last 3 years o For 2019, compensation received by female employees was more than 99% of that received by male employees in comparable positions, and compensation received by employees of color in the U.S. was more than 99% of that received by all other employees in comparable positions. This ratio is our equal pay for equal work disclosure • The request for median pay ratios conflates the distinct issues of representation and pay equity. o A median ratio compares the pay of two individuals whose earnings happen to fall at the midpoint of the pay range among those sharing the relevant gender or racial characteristic but who likely have different jobs, skills, experience, and work locations o As a result, the median pay ratios requested in the proposal provide no meaningful insights as they neither correlate with equal pay for equal work nor accurately depict gender or racial representation in our company • Our Human Capital Management Report provides detailed information on our actions and progress over time to recruit, develop, and support diverse talent throughout our company, including extensive statistical data on the gender and racial representation of our workforce. • As described in our Human Capital Management Report, we focus significant resources on bringing diverse talent to our company, and developing and supporting our female employees and employees of color. • Our company has received significant recognition and awards as a national and global leader in diverse workforce representation. 19Our Board recommends a vote against the following shareholder proposals (continued) No. 6 – AGAINST Report Concerning Gender/Racial Pay Equity • Our company is committed to equal pay for equal work. Through our longstanding practices, we compensate all our employees fairly and equitably, with equal pay for equal work, regardless of race or gender. o We maintain robust policies and practices reinforcing our commitment, including analyses and reviews with oversight from our senior management and our Board o Outside experts also examine employee pay before year-end compensation decisions are finalized, and we adjust compensation where appropriate o We publicly disclose our gender and racial pay ratios and have done so for the last 3 years o For 2019, compensation received by female employees was more than 99% of that received by male employees in comparable positions, and compensation received by employees of color in the U.S. was more than 99% of that received by all other employees in comparable positions. This ratio is our equal pay for equal work disclosure • The request for median pay ratios conflates the distinct issues of representation and pay equity. o A median ratio compares the pay of two individuals whose earnings happen to fall at the midpoint of the pay range among those sharing the relevant gender or racial characteristic but who likely have different jobs, skills, experience, and work locations o As a result, the median pay ratios requested in the proposal provide no meaningful insights as they neither correlate with equal pay for equal work nor accurately depict gender or racial representation in our company • Our Human Capital Management Report provides detailed information on our actions and progress over time to recruit, develop, and support diverse talent throughout our company, including extensive statistical data on the gender and racial representation of our workforce. • As described in our Human Capital Management Report, we focus significant resources on bringing diverse talent to our company, and developing and supporting our female employees and employees of color. • Our company has received significant recognition and awards as a national and global leader in diverse workforce representation. 19

Our Board recommends a vote against the following shareholder proposals (continued) No. 7 – AGAINST Review of Statement of the Purpose of a Corporation and Report on Changes to Governance Document, Policies, and Practices • Our company is proud to endorse the Business Roundtable’s Statement on the Purpose of a Corporation and our CEO’s decision to sign the statement, which we believe is consistent with our commitment to delivering long-term value for our shareholders through Responsible Growth; • Our company aligns its policies, practices, products, and programs to advance our purpose of making our customers’ financial lives better through the power of every connection; • Our Global Environmental, Social and Governance Committee (“ESG Committee”) is actively engaged in managing our ESG programs and strengthening our ESG practices to support Responsible Growth and help drive the global economy; and • Our Board and its committees play a key role in oversight of our company’s culture by setting the “tone at the top” and holding management accountable for maintaining high ethical standards and effective policies and practices, and encouraging growth within our risk framework. 20Our Board recommends a vote against the following shareholder proposals (continued) No. 7 – AGAINST Review of Statement of the Purpose of a Corporation and Report on Changes to Governance Document, Policies, and Practices • Our company is proud to endorse the Business Roundtable’s Statement on the Purpose of a Corporation and our CEO’s decision to sign the statement, which we believe is consistent with our commitment to delivering long-term value for our shareholders through Responsible Growth; • Our company aligns its policies, practices, products, and programs to advance our purpose of making our customers’ financial lives better through the power of every connection; • Our Global Environmental, Social and Governance Committee (“ESG Committee”) is actively engaged in managing our ESG programs and strengthening our ESG practices to support Responsible Growth and help drive the global economy; and • Our Board and its committees play a key role in oversight of our company’s culture by setting the “tone at the top” and holding management accountable for maintaining high ethical standards and effective policies and practices, and encouraging growth within our risk framework. 20

Appendix A: Reconciliation of GAAP and Non-GAAP Financial Measures Our company reports its financial results in accordance with accounting principles generally accepted in the United States of America (GAAP). However, we believe that certain non-GAAP financial measures provide additional clarity in understanding our results of operations and trends as follows: • Total revenue of the corporation on a fully-taxable equivalent basis allows for comparison of amounts from both taxable and tax- exempt sources and is consistent with industry practices. • Certain results excluding debit valuation adjustment (DVA) losses provide additional information to assess the underlying operational performance and trends of our businesses and to allow better comparison of period-to-period operating performance. • Certain ratios that utilize tangible equity present measures of those assets that can generate income. Return on average tangible common shareholders’ equity measures our net income applicable to common shareholders as a percentage of adjusted average shareholders’ equity. Tangible book value per common share represents adjusted ending common shareholders’ equity divided by ending common shares outstanding. • Certain results excluding the impact of the non-cash impairment charge related to the notice of termination of the merchant services joint venture (JV) at the conclusion of its current term, provide additional information for comparison of our operational performance between periods. The impairment charge was recorded in the third quarter of 2019. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our company’s reported results prepared in accordance with GAAP. For additional information about non-GAAP financial measures, see Supplemental Financial Data in Management’s Discussion and Analysis of Financial Condition and Results of Operations on page 27 of our 2019 Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 19, 2020. Following is a reconciliation of GAAP and non-GAAP financial measures found on pages 4 and 5. 21Appendix A: Reconciliation of GAAP and Non-GAAP Financial Measures Our company reports its financial results in accordance with accounting principles generally accepted in the United States of America (GAAP). However, we believe that certain non-GAAP financial measures provide additional clarity in understanding our results of operations and trends as follows: • Total revenue of the corporation on a fully-taxable equivalent basis allows for comparison of amounts from both taxable and tax- exempt sources and is consistent with industry practices. • Certain results excluding debit valuation adjustment (DVA) losses provide additional information to assess the underlying operational performance and trends of our businesses and to allow better comparison of period-to-period operating performance. • Certain ratios that utilize tangible equity present measures of those assets that can generate income. Return on average tangible common shareholders’ equity measures our net income applicable to common shareholders as a percentage of adjusted average shareholders’ equity. Tangible book value per common share represents adjusted ending common shareholders’ equity divided by ending common shares outstanding. • Certain results excluding the impact of the non-cash impairment charge related to the notice of termination of the merchant services joint venture (JV) at the conclusion of its current term, provide additional information for comparison of our operational performance between periods. The impairment charge was recorded in the third quarter of 2019. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our company’s reported results prepared in accordance with GAAP. For additional information about non-GAAP financial measures, see Supplemental Financial Data in Management’s Discussion and Analysis of Financial Condition and Results of Operations on page 27 of our 2019 Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 19, 2020. Following is a reconciliation of GAAP and non-GAAP financial measures found on pages 4 and 5. 21

Appendix A: Reconciliation of GAAP and Non-GAAP Financial Measures (continued) • The information contained on our “Continued Progress in Driving Financial Performance” slide is based on data available at the time of our 20194Q earnings presentation. The data speaks only as of the particular date or dates included in the slide. We do not undertake an obligation to, and disclaims any duty to, update any of the information provided. • In the Consolidated Statement of Income, amounts related to certain asset and liability management activities have been reclassified from Other income to Market making and similar activities, which was previously referred to as Trading account income. All prior periods presented reflect this change, which has no impact on our Total noninterest income or Net income, and has no impact on business segment results. The amounts included in Market making and similar activities related to this change in presentation are as follows: $930 million and $1.1 billion for the years ended December 31, 2019 and 2018, and $53 million, $411 million, $36 million, $430 million and $177 million in the fourth, third, second and first quarters of 2019 and the fourth quarter of 2018, respectively. • We may present certain key performance indicators and ratios, including year-over-year comparisons of revenue, noninterest expense and pretax income, excluding certain items (e.g., DVA) which result in non-GAAP financial measures. We believe the use of these non-GAAP financial measures provides additional clarity in understanding our results of operations and trends. For more information about the non-GAAP financial measures contained herein, please see the most directly comparable financial measures calculated in accordance with GAAP and accompanying reconciliations and other earnings-related information available through the our Investor Relations website (information contained on our website is not incorporated by reference). • We view net interest income and related ratios and analyses on a fully taxable-equivalent (FTE) basis, which when presented on a consolidated basis are non-GAAP financial measures. We believe managing the business with net interest income on an FTE basis provides investors with a more accurate picture of the interest margin for comparative purposes. We believe that the presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. The FTE adjustment was $145MM, $148MM, $149MM, $153MM and $155MM for 4Q19, 3Q19, 2Q19, 1Q19 and 4Q18, respectively. • We allocate capital to our business segments using a methodology that considers the effect of regulatory capital requirements in addition to internal risk-based capital models. Our internal risk-based capital models use a risk-adjusted methodology incorporating each segment's credit, market, interest rate, business and operational risk components. Allocated capital is reviewed periodically and refinements are made based on multiple considerations that include, but are not limited to, risk-weighted assets measured under Basel 3 Standardized and Advanced approaches, business segment exposures and risk profile, and strategic plans. 22Appendix A: Reconciliation of GAAP and Non-GAAP Financial Measures (continued) • The information contained on our “Continued Progress in Driving Financial Performance” slide is based on data available at the time of our 20194Q earnings presentation. The data speaks only as of the particular date or dates included in the slide. We do not undertake an obligation to, and disclaims any duty to, update any of the information provided. • In the Consolidated Statement of Income, amounts related to certain asset and liability management activities have been reclassified from Other income to Market making and similar activities, which was previously referred to as Trading account income. All prior periods presented reflect this change, which has no impact on our Total noninterest income or Net income, and has no impact on business segment results. The amounts included in Market making and similar activities related to this change in presentation are as follows: $930 million and $1.1 billion for the years ended December 31, 2019 and 2018, and $53 million, $411 million, $36 million, $430 million and $177 million in the fourth, third, second and first quarters of 2019 and the fourth quarter of 2018, respectively. • We may present certain key performance indicators and ratios, including year-over-year comparisons of revenue, noninterest expense and pretax income, excluding certain items (e.g., DVA) which result in non-GAAP financial measures. We believe the use of these non-GAAP financial measures provides additional clarity in understanding our results of operations and trends. For more information about the non-GAAP financial measures contained herein, please see the most directly comparable financial measures calculated in accordance with GAAP and accompanying reconciliations and other earnings-related information available through the our Investor Relations website (information contained on our website is not incorporated by reference). • We view net interest income and related ratios and analyses on a fully taxable-equivalent (FTE) basis, which when presented on a consolidated basis are non-GAAP financial measures. We believe managing the business with net interest income on an FTE basis provides investors with a more accurate picture of the interest margin for comparative purposes. We believe that the presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. The FTE adjustment was $145MM, $148MM, $149MM, $153MM and $155MM for 4Q19, 3Q19, 2Q19, 1Q19 and 4Q18, respectively. • We allocate capital to our business segments using a methodology that considers the effect of regulatory capital requirements in addition to internal risk-based capital models. Our internal risk-based capital models use a risk-adjusted methodology incorporating each segment's credit, market, interest rate, business and operational risk components. Allocated capital is reviewed periodically and refinements are made based on multiple considerations that include, but are not limited to, risk-weighted assets measured under Basel 3 Standardized and Advanced approaches, business segment exposures and risk profile, and strategic plans. 22

Appendix A: Reconciliation of GAAP and Non-GAAP Financial Measures (continued) 23Appendix A: Reconciliation of GAAP and Non-GAAP Financial Measures (continued) 23